EXHIBIT (3)(b)

                             AMENDED AND RESTATED BY-LAWS

                                          OF

                         GRIFFIN GAMING & ENTERTAINMENT, INC.

                                      ARTICLE I

                                       OFFICES

               SECTION 1. Principal Office. The principal office of Griffin Gaming & Entertainment, Inc. (the "Corporation") in the State of Delaware shall be established and maintained at the office of the United States Corporation Company in the City of Wilmington, County of New Castle, and said corporation shall be the resident agent of this Corporation in charge thereof.

               SECTION 2.   Other  Offices.   The Corporation may also have
          an office or offices and keep the books and records of the Corporation, except as may otherwise be required by the laws of the State of Delaware, at such other place or places either within or without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may require.

                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

               SECTION  1.  Place  of  Meetings.    All  meetings  of  the
          stockholders shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by the Board or as shall be specified or fixed in the respective notices or waivers of notice thereof.

               SECTION 2. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on a date and at a time and place as designated by resolution of the Board of Directors of the Corporation.

               SECTION 3. Special Meetings. Special meetings of the stockholders, unless otherwise provided by law, may be called at any time by the Chairman of the Board or by a majority of the Board of Directors. Special meetings of the holders of Class B S t o c k (as such term is defined in the Certificate of Incorporation) may be









          called at any time by the Chairman of the Board or by a majority of the Class B Directors (as such term is defined in the Certificate of Incorporation).

               SECTION  4.  Notice  of  Meetings.    Except  as  otherwise
          expressly required by law or the Certificate of Incorporation of the Corporation, written notice stating the place and time of the meeting and, in the case of a special meeting, the purpose or purposes of such meeting, shall be given by the Secretary to each stockholder entitled to vote thereat at the last known post office address not less than ten nor more than sixty days prior to the date of meeting. No business other than that stated in the notice shall be transacted at any special meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney thereunto duly authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting, whether before or after such meeting be held, the notice thereof need not be given to him. Notice of any adjourned meeting of stockholders need not be given except as provided in SECTION 7 of this ARTICLE II.

               SECTION 5. List of Stockholders. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger of the Corporation, either directly or through a transfer agent appointed by the Board, to prepare and make, at least 10 days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open for said 10 days to the examination of any stockholder in the place where said election is to be held and shall be produced and kept at the time and place of the election for the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

               SECTION 6. Quorum. At any meeting of the stockholders of the Corporation, the presence, in person or by proxy, of stockholders then entitled to cast a majority in number of votes upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question.

               SECTION 7. Adjournments. In the absence of a quorum at any annual or special meeting of stockholders, a majority in interest of those present in person or by proxy and entitled to vote may adjourn the meeting from time to time without further notice, other than by announcement at the meeting at which such adjournment shall be taken, until a quorum shall be present; provided, however, that if an adjournment is for more than thirty days, a notice of the





          adjourned meeting shall be given to each stockholder of record entitled to vote. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

               SECTION 8. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum shall be present may be changed by a vote of the stockholders present in person or by proxy at the meeting and holding a majority of the shares entitled to vote thereat.

               SECTION 9. Voting. Except as otherwise provided by the General Corporation Law of the State of Delaware or in the Certificate of Incorporation, each stockholder shall at each meeting of the stockholders be entitled to one vote in person or by proxy for each share entitled to be voted thereat and held by him and registered in his name on the books of the Corporation:

                    (a) On such date as may be fixed pursuant to SECTION 3 of ARTICLE VI of these By-Laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

                    (b) In the event that no record date shall have been so fixed, the record date for determining stockholders e n titled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               Shares of stock belonging to the Corporation shall not be voted directly or indirectly. Persons holding stock having voting power in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock having voting power is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Any vote on stock may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto duly authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. At all meetings of the stockholders all matters, except those the manner of deciding upon which is otherwise expressly regulated by statute or by the Certificate of Incorporation or by these By-Laws, shall be decided by the vote of the stockholders holding a majority of the shares present in person or by proxy and entitled to vote on such matters. Unless demanded





          by a stockholder present in person or by proxy at such meeting and entitled to vote thereat or determined by the chairman of the meeting to be advisable, the vote on any matter need not be by written ballot.

               SECTION 10. Inspectors of Election or Judges. Before, or at, each meeting of the stockholders at which a vote by ballot is to be taken, the Board, or the chairman of such meeting, shall appoint two Inspectors of Election or judges to act thereat. Each Inspector of Election or Judge so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Election or Judge at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Election or Judges shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. The Inspectors of Election or Judges need not be stockholders; and any officer or director may be an Inspector of Election or Judge on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

                                     ARTICLE III

                                      DIRECTORS

               SECTION 1. General Powers. The Board shall manage the business and affairs of the Corporation and may exercise all such authority and powers of the Corporation and do all such lawful a c ts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

               SECTION 2. Number, Qualification and Term of Office. The number of directors of the Corporation shall be as set forth in the Certificate of Incorporation. Directors need not be s t o c kholders. The Certificate of Incorporation of the Corporation provides for a classified Board, wherein each director shall serve for a term as provided therein. The Certificate of Incorporation also provides for two designations of directors, elected by the holders of the Common Stock and the Class B Stock (as such terms are defined in the Certificate of Incorporation), respectively.

               SECTION 3. Election of Directors. At each meeting of the stockholders for the election of a director or directors, the person or persons receiving the greater number of votes, up to the number of directors then to be elected, cast by the stockholders present in person or by proxy and entitled to vote for such director or directors shall be the director or directors elected by such stockholders. The election of directors is subject to any






          provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified Board and any provisions relating to the election of Common Stock Directors (as such term is defined in the Certificate of Incorporation) and Class B Directors, respectively.

               SECTION 4. Quorum. At all meetings of the Board the presence of a majority of the whole Board shall be necessary to constitute a quorum for the transaction of business at such meeting. Any act of a majority present at a meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of any adjourned meeting need not be given.

               SECTION 5. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of
          Delaware as it may from time to time by resolution determine or as shall be fixed or specified in the respective notices or waivers of notice thereof. Members of the Board, or any committee thereof, may participate in a meeting of such Board or c o m m i ttee by means of conference telephone or similar c o m m unications equipment by means of which all persons participating in the meeting can hear and communicate with each other.

               SECTION 6.   Regular  Meetings.    Regular  meetings  of the
          Board may be held without notice at such places and times as may be fixed from time to time by resolution of the Board.

               SECTION 7. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board. Special meetings of the Class B Directors with respect to matters to be determined by the Class B Directors only may be called by any Class B Director. At least twenty-four hours' written or telegraphic notice of each special meeting shall be given to each director. The notice of any meeting, or any waiver thereof, need not state the purpose or purposes of such meeting.

               SECTION 8.   Action  by  Consent.    Any  action required or
          permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or all members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. Any action required or permitted to be taken at any meeting of the Class B Directors may be taken without a meeting, if prior to such action a written consent thereto is





          signed by all Class B Directors, and such written consent is filed with the minutes of proceedings of the Board.

               SECTION 9. Resignations; Removal. Any director may resign at any time by giving written notice to the Chairman of the Board or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt of such notice. The acceptance of a resignation shall not be necessary to make it effective. Directors may only be removed in accordance with the Certificate of Incorporation.

               SECTION 10. Vacancies. A vacancy in the Board caused by death, resignation or removal may only be filled in accordance with the Certificate of Incorporation. Each director so chosen to fill a vacancy shall, unless otherwise provided or as provided in the Certificate of Incorporation, hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed.

               SECTION 11.  Compensation.   Each director, in consideration
          of his or her serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of the Executive Committee or any other committee of the Board in consideration of his serving as such, shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board shall from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving proper compensation therefor.

                                      ARTICLE IV

                                      COMMITTEES

               SECTION 1. Designation and Powers of Committees. The Board may, by resolution or resolutions passed by a majority of the whole Board, designate two or more of its members to constitute an Executive Committee, which, during the intervals between the meetings of the Board, shall have, and may exercise, all the powers of the Board in the management of the business, affairs, and property of the Corporation, to the extent permitted by Delaware law. The Board, by resolution passed by a majority of the whole Board, may designate members of the Board to constitute other committees, including an Audit Committee and a Compensation Committee, which shall consist of such numbers of directors and shall have, and may exercise, such powers as the Board may determine and specify in the respective resolutions appointing







          them, to the extent permitted by Delaware law. The Board shall have power at any time to change the members of the Executive Committee or any such other committee, to fill vacancies and to discharge the Executive Committee or any such other committee.

                                      ARTICLE V

                                       OFFICERS

               SECTION 1. Election and Number. The principal officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be chosen by the Board, and such other officers as may be appointed in accordance with the provisions of SECTION 3 of this ARTICLE V. One person may hold the office and perform the duties of any two or more of said officers other than those of President and Secretary.

               SECTION  2.  Term  of  Office  and  Qualifications.    Each
          officer, except such as may be appointed in accordance with the provisions of SECTION 3 of this ARTICLE V, shall hold office until the next annual election of officers and until his successor shall have been chosen and shall qualify or until his death or until he shall have resigned or until he shall have been removed in the manner provided in SECTION 4 of this ARTICLE V.

               SECTION 3. Appointive Officers. The Chairman of the Board or the Board may from time to time appoint such other officers as they may deem necessary, including one or more Assistant Treasurers, one or more Assistant Secretaries and such other agents and employees of the Corporation as they may deem proper. Such officers and agents and employees shall hold office for such period, have such authority and perform such duties, subject to the control of the Board, as the Chairman of the Board or the Board may from time to time prescribe.

               SECTION 4. Removal. Any elected officer may be removed, either with or without cause, at any time, by the vote of a majority of the whole Board at any meeting of the Board, and any appointive officer may be removed, either with or without cause, at any time by the Chairman of the Board.

               SECTION 5. Resignations. Any officer may resign at any time by giving written notice to the Board or to the President or to the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               SECTION 6.   Vacancies.   A vacancy in any office because of
          death, resignation, removal or any other cause shall be filled for







          the unexpired portion of the term in the manner prescribed in SECTIONS 2 and 3 of this ARTICLE V for election or appointment, respectively, to such office.

               SECTION 7. Chairman of the Board. The Chairman of the Board if present shall preside at all meetings of stockholders and at all meetings of the Board and shall have such other powers and duties as from time to time may be assigned to him by the Board or these By-Laws.

               SECTION 8. President. The President shall be the chief executive officer of the Corporation, and shall have general supervision over the business of the Corporation, subject to the control of the Board. In general, he shall perform all duties incident to the office of President and have such other powers and duties as from time to time may be assigned to him by the Board.

               SECTION 9. Vice President. Each Vice President shall have such powers and shall perform such duties as from time to time may be assigned to him by the Board. The Board may elect, or designate, one or more of the Vice Presidents as an Executive Vice President. At the request of the President, or in the case of his absence or inability to act, the Executive Vice President or, if there shall be more than one Executive Vice President, an Executive Vice President designated by the Board, or if the Board shall have not have elected or designated an Executive Vice President then one of the Vice Presidents who shall be designated for the purpose by the Board, shall perform the duties of the President, and, when so acting, shall have all the powers of the President.

               SECTION 10. Secretary. The Secretary shall keep or cause to be kept in books provided for this purpose the minutes of all meetings of the stockholders and of the Board; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall be duly authorized in accordance with the provisions of these By-Laws; shall have charge of the stock r e cords of the Corporation; shall see that all reports, statements and other documents required by law are properly kept and filed; may sign, with any other proper officer of the Corporation thereunto authorized, certificates for stock of the Corporation; and, in general, shall perform all the duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Board.

               SECTION 11. A s sistant Secretaries. The Assistant Secretaries shall have such powers and duties as from time to time may be assigned to them by the Board. At the request of the Secretary or





          in case of his absence or inability to act, any Assistant Secretary may act in his place.

               SECTION 12. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities, evidences of indebtedness and other valuable documents of the Corporation; shall deposit all such funds in the name of the Corporation in such banks or other depositaries as shall be selected by the Board; shall receive, and give or cause to be given receipts and acquittances for, moneys paid in on account of the Corporation and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; shall enter or cause to be entered in books of the Corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation, and whenever required by the Board, shall render a statement of his cash accounts; shall keep or cause to be kept such other books as will show the true record of the expenses, losses, gains, asset and liabilities of the Corporation; and in general shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

               SECTION 13. Assistant Treasurers. The Assistant Treasurers shall have such powers and duties as from time to time may be assigned to them by the Board. At the request of the Treasurer, or in case of his absence or inability to act, any Assistant Treasurer may act in his place.

               SECTION 14. S a laries. The salaries of the elective officers and any appointive officers of the Corporation shall be fixed from time to time by the Board. An officer shall not be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee contemplated by the By-Laws.

                                      ARTICLE VI

                                    CAPITAL STOCK

               SECTION 1. Certificate for Stock. Every holder of shares of stock shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of shares of stock of the Corporation owned by him. Each such certificate shall be signed in the name of the Corporation by the President or a Vice President and the Treasurer or an Assistant
          Treasurer or the Secretary or an Assistant Secretary; provided, however, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such officer may be a facsimile.








               SECTION 2.   Transfer of Shares.  The shares of stock of the
          Corporation shall be transferable only upon its books by the registered holders thereof or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the Secretary or to such other person as the Board may designate, by whom such old certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Each share of Class B Stock shall be issued in connection with and upon the issuance of each $1,000 in principal amount of Junior Notes (as such term is defined in the Certificate of Incorporation), and may not be transferred separately from such principal amount of Junior Notes.

               SECTION 3. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (l) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and
          (3) in the case of any other action shall not be more than sixty days prior to such other action. If no record date is fixed:
          (l) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such p r i o r action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of


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          record  entitled  to  notice  of  or  to  vote  at  a  meeting of stockholders  shall  apply  to  any  adjournment  of the meeting;
          provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               SECTION 4. Lost or Destroyed Certificates. The Board may determine the conditions upon which a new certificate of stock will be issued in place of a certificate which is alleged to have been lost or destroyed, and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation to indemnify it against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost or destroyed.

               SECTION 5. Condition Requiring Disposition. Any and all equity securities of the Corporation are held subject to the condition that if a holder thereof is found to be "disqualified" by the New Jersey Gaming Commission pursuant to the provisions of the New Jersey Casino Control Act (P.L. 1977 c. 110) then such holder shall dispose of his interest in the Corporation's equity securities within 120 days after receipt of notice of such finding.

                                     ARTICLE VII

                                    CORPORATE SEAL

               The seal of the Corporation shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "CORPORATE SEAL DELAWARE".

                                     ARTICLE VIII

                                      SIGNATURES

               All checks, bonds, notes, contracts, agreements or other obligations or instruments of the Corporation shall be signed by such officer or officers as the Board may from time to time designate.

                                      ARTICLE IX

                               MISCELLANEOUS PROVISIONS

               SECTION 1. Waiver of Notice. Whenever any notice whatever is required to be given by these By-Laws or by statute, the person entitled thereto may in person, or in the case of a stockholder by his attorney thereunto duly authorized, waive such n o t ice in writing (including telegraph, cable, radio or wireless), whether before or after the meeting or other matter with respect of which such notice is to be given, and in such event such notice need not






          be given to such person and such waiver shall be equivalent to such notice, and any action to be taken after such notice or after the lapse of a prescribed period of time may be taken without such notice and without the lapse of any period of time.

               SECTION 2. Employment Contracts. No contract of employment shall be entered into for or on behalf of the Corporation for a period of more than one year without prior approval of the Board.

                                      ARTICLE X

                                      AMENDMENTS

               Except as otherwise may be provided herein or in the Certificate of Incorporation, these By-Laws, or any of them, may be amended, modified or repealed, or new By-Laws may be adopted, either by vote of a majority of the directors present at any annual, regular or special meeting, or by a vote constituting a majority in number of the votes cast by stockholders present in person or represented by proxy and entitled to vote at any annual or special meeting.


          5/10/96































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